Exhibit 21.1

JURISDICTION
NAME OF SUBSIDIARY	OF FORMATION

INREIT Properties, LLC	North Dakota
Grand Forks INREIT, LLC	North Dakota
Minot Vista Properties, LLC*	North Dakota
Autumn Ridge INREIT, LLC	North Dakota
Bismarck Interstate INREIT, LLC	North Dakota
32nd Avenue INREIT, LLC	Delaware
INREIT BL Mankato, LLC	North Dakota
INREIT BL Janesville, LLC	North Dakota
INREIT BL Eau Claire, LLC	North Dakota
INREIT BL Stevens Point, LLC	North Dakota
INREIT BL Sheboygan, LLC	North Dakota
INREIT BL Oshkosh, LLC	North Dakota
INREIT BL Onalaska, LLC	North Dakota
INREIT BL Grand Forks, LLC	North Dakota
INREIT BL Marquette, LLC	North Dakota
INREIT BL Bismarck, LLC	North Dakota
INREIT Somerset, LLC	Delaware
INREIT Stonybrook, LLC	Delaware
INREIT Alexandria, LLC	Delaware
INREIT Batesville, LLC	North Dakota
INREIT Fayetteville, LLC	North Dakota
INREIT Laurel, LLC	Delaware
** Marketplace Investors, LLC	North Dakota
*** Eagle Run Partnership	North Dakota

*	Sold in November 2010

**	50% Ownership

***	81.25% Ownership